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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in this Registration Statement on Form SB-2 and Prospectus of Tower Financial Corporation of our report, dated January 16, 2002, on the consolidated financial statements of Tower Financial Corporation as of December 31, 2001 and 2000 and for the years then ended. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.


                                               /s/ Crowe, Chizek and Company LLP

Fort Wayne, Indiana

July 19, 2002